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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 10, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Cisco Systems, Inc., which is incorporated by reference in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1999. We also consent to the incorporation by reference of our report dated August 10, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 10, 1999, except as to the pooling of interests transactions as described in Note 3b which is as of November 24, 1999, relating to the supplementary consolidated financial statements of Cisco Systems, Inc. which appears in the Current Report on Form 8-K dated December 15, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                     PricewaterhouseCoopers LLP


San Jose, California
January 4, 2000